UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Moody’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3998945
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

7 World Trade Center at 250 Greenwich Street, New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.950% Senior Notes Due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-216211

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Moody’s Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated November 14, 2019 (the “Prospectus Supplement”) to a prospectus dated February 23, 2017 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-216211), which was filed with the SEC on February 23, 2017.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant registers hereunder €750,000,000 aggregate principal amount of 0.950% Senior Notes Due 2030 (the “Notes”) issued by the Registrant. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Prospectus dated February 23, 2017 (Registration No. 333-216211), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated November 14, 2019, filed by the Registrant with the SEC on November 15, 2019. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 19, 2010, by and among Moody’s Corporation as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 19, 2010).

4.2	Tenth Supplemental Indenture, dated as of November 25, 2019, by and among Moody’s Corporation, as issuer, Wells Fargo Bank, National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank National Association, as registrar and transfer agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2019).

4.3	Form of 0.950% Senior Note due 2030 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2019).

4.4	Agency Agreement, dated November 25, 2019, between the Company, Wells Fargo Bank, National Association, as trustee and Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank National Association, as registrar and transfer agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2019

MOODY’S CORPORATION

By:	/s/ John J. Goggins
Name:	John J. Goggins
Title:	Executive Vice President and General Counsel